                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crawford & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CRAWFORD & COMPANY

                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1996

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the "Company") will be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Thursday, April 18, 1996, at 2:00 p.m., local time, for the following purposes:

          1. To elect ten (10) Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

          2. To approve the adoption by the Board of Directors of the 1996 Employee Stock Purchase Plan;

          3. To approve the appointment of Arthur Andersen LLP as auditors for the Company for the 1996 fiscal year; and

          4. To transact any and all other such business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 21, 1996. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 7, 1996 will be entitled to vote at the meeting and any adjournment thereof.

                                           By Order of The Board of Directors

                                           /s/ JUDD F. OSTEN

                                           JUDD F. OSTEN, Secretary

Atlanta, Georgia
March 21, 1996

     IT IS IMPORTANT THAT YOUR SHARES OF CLASS B COMMON STOCK BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO BE PRESENT. ACCORDINGLY, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE.

     PROXIES ARE NOT BEING SOLICITED WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY.

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 18, 1996

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Class B Common Stock of Crawford & Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock for use at the Annual Meeting of Shareholders to be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Thursday, April 18, 1996 at 2:00 p.m., local time, and any adjournment thereof. When the Proxy is properly executed and returned, the shares of Class B Common Stock it represents will be voted at the meeting and any adjournment thereof as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to election of Directors, the shares represented by the Proxy will be voted for the below listed nominees, for the approval of the adoption of the 1996 Employee Stock Purchase Plan and for the approval of the appointment of Arthur Andersen LLP to serve as auditors of the Company in 1996. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

     Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 7, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 17,281,505 shares of Class B Common Stock, each share being entitled to one vote. A majority of the issued and outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. The Annual Report of the Company for the fiscal year ended December 31, 1995 is enclosed herewith. This Proxy Statement and the accompanying Proxy are being first mailed to Class B Common Stock shareholders on or about March 21, 1996.

     Additionally, for information only, this Proxy Statement is being mailed to shareholders of Class A Common Stock of the Company as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no proxy is being requested and no proxy should be sent with respect to such shares.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The By-Laws of the Company provide that the number of Directors which shall constitute the full Board of Directors shall be ten and the shareholders shall elect the Directors at each Annual Meeting. The Board of Directors has nominated the ten persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee, except Mr. Williams, is a member of the present Board of Directors and was elected by the shareholders at the last Annual Meeting on April 25, 1995. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. The Company has no reason to believe that any of the nominees will not be available for election as a Director.

NOMINEE INFORMATION

     The following table gives certain information as to each person nominated by the Board of Directors for election as a Director:

                                                   PRINCIPAL OCCUPATION                    DIRECTOR
        NAME               AGE                      AND DIRECTORSHIPS                       SINCE
---------------------      ---     ----------------------------------------------------    --------
Virginia C. Crawford       69      Chairman of the Executive Committee and a Vice            1950
                                     President of the Company; Director of Post
                                     Properties, Inc.
Dennis A. Smith            46      Chairman of the Board, President and Chief Executive      1994
                                     Officer of the Company
Forrest L. Minix           68      Retired, former Chairman of the Board and Chief           1973
                                     Executive Officer of the Company.
J. Hicks Lanier            55      Chairman of the Board of Oxford Industries, Inc., a       1976
                                     manufacturer of apparel products; Director of
                                     SunTrust Banks of Georgia, Inc.; Shaw Industries,
                                     Inc. and Genuine Parts Company
Charles Flather            62      Managing partner of Middlegreen Associates, Boston,       1978
                                     Massachusetts, an investment management company;
                                     Director of Asia Strategic Growth Fund, Inc.
Jesse S. Hall              66      Retired, former Executive Vice President,                 1979
                                     responsible for Trust and Investment Management
                                     activities of SunTrust Banks, Inc.
Linda K. Crawford          53      Private investor.                                         1980
Jesse C. Crawford          47      President of Crawford Communications, Inc., a             1986
                                     full-service provider of teleproduction services
                                     including audio/video production and post
                                     production, multimedia title design, satellite
                                     services, animation, and special effects.
Larry L. Prince            57      Chairman of the Board, Chief Executive Officer and        1987
                                     Director of Genuine Parts Company, a service
                                     organization engaged in automotive and industrial
                                     parts and office products distribution; Director
                                     of Equifax, Inc., SunTrust Banks of Georgia, Inc.,
                                     John H. Harland Co., Southern Mills and UAP, Inc.
                                     (Canada).
John A. Williams           53      Chairman of the Board of Post Properties, Inc., a
                                     real estate management and development company;
                                     Director of Barnett Banks, Inc.

     Mr. Smith has held his present position since January 1, 1996 and for more than five years prior thereto held other executive officer positions with the Company. On January 1, 1996, Mr. Minix retired from his position with the Company. Mr. Hall retired on October 1, 1994 from his position with SunTrust Banks. The principal occupation or employment of each of the other nominees during the past five years has been as indicated in the above table.

     Jesse C. Crawford is the son of Virginia C. Crawford and Linda K. Crawford is the widow of Virginia C. Crawford's step-son.

SPECIAL COMMITTEES AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors has three standing committees. The Executive Committee consists of Virginia C. Crawford as Chairman, and Forrest L. Minix, Dennis A. Smith, Larry L. Prince, Jesse S. Hall, and Jesse C.

Crawford as members. The Audit Committee consists of Charles Flather as Chairman, and J. Hicks Lanier and Larry L. Prince as members. The Senior Compensation and Stock Option Committee consists of J. Hicks Lanier as Chairman, with Virginia C. Crawford, Jesse S. Hall, Linda K. Crawford and Charles Flather as members. The Board of Directors does not have a standing nominating committee.

     The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held one meeting during 1995.

     The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and considers the range of the independent auditor's audit and non-audit fees. The Audit Committee held three meetings during 1995.

     The Senior Compensation and Stock Option Committee formulates and approves salaries, grants of stock options and other compensation to the Chairman of the Board and President and, upon recommendation by the Chairman of the Board and President, salaries, grants of options and other compensation for all other Officers of the Company. The Senior Compensation and Stock Option Committee held two meetings during 1995.

     During 1995, the Board of Directors held four meetings. Each of the Company's Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member, except for Linda K. Crawford who missed one Board of Directors meeting and was not available for a telephonic meeting of the Senior Compensation and Stock Option Committee.

COMPENSATION

     Each Director of the Company received a quarterly fee of $2,000, and $500 for each Board of Directors and Committee meeting attended during 1995.

SHAREHOLDER VOTE

     Each share of Class B Common Stock is entitled to cast an affirmative vote for up to ten (10) Director nominees. Cumulative voting is not permitted. The ten nominees for Director who receive the highest number of votes cast, in person or by proxy, at the Annual Meeting will be elected Directors. Negative votes or abstentions, including broker non-votes, will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for the fiscal years ending December 31, 1995, 1994, and 1993, concerning compensation paid to or accrued by the Company for (A) those persons who were, at December 31, 1995,
(i) the Chief Executive Officer, or (ii) the other four most highly compensated Executive Officers of the Company and (B) one former Executive Officer who, but for the fact that at December 31, 1995 he was not an Executive Officer of the Company, would have been one of the other four most highly compensated Executive Officers (hereinafter collectively referred to as the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                            LONG TERM COMPENSATION
                                                       --------------------------------
                                                             AWARDS
                                                       ------------------     PAYOUTS
                            ANNUAL COMPENSATION            SECURITIES       -----------
 NAME AND PRINCIPAL    -----------------------------       UNDERLYING          LTIP            ALL OTHER
      POSITION         YEAR   SALARY ($)   BONUS ($)   OPTIONS/SAR (#)(1)   PAYOUTS ($)   COMPENSATION ($)(2)
---------------------  ----   ----------   ---------   ------------------   -----------   -------------------
F. L. Minix..........  1995    $ 529,332   $ 200,000              0         $         0         $ 3,518
  Chairman and Chief   1994      495,307     235,000              0                   0           3,768
  Executive Officer    1993      496,452     145,300              0             753,245           3,768
D. A. Smith..........  1995      352,332     100,000         14,000                   0           1,196
  President and Chief  1994      254,167     100,000         30,500                   0           1,248
  Operating Officer    1993      237,629      38,623          5,000             381,425           1,248
P. A. Bollinger......  1995      264,015     100,000         11,500                   0           2,366
  Former President     1994      251,443      62,860          5,000                   0           2,553
  Risk Management      1993      231,443      39,706          5,000             384,054           2,532
  Services
D. R. Chapman........  1995      240,708      21,607         12,000                   0           2,282
  Executive Vice       1994      225,484      55,919          5,000                   0           2,190
  President            1993      225,629      38,121          5,000             366,537           1,848
  Finance
R. P. Albright.......  1995      201,617      14,120          7,000                   0           1,598
  President            1994      191,750      41,418          4,000                   0           1,848
  Disability           1993      191,750      27,036          3,000             219,475           1,848
  Management
J.F. Osten...........  1995      194,796      16,408          7,500                   0           1,598
  Senior Vice          1994      181,950      41,848          4,000                   0           1,848
  President General    1993      181,950      21,979          3,500             290,870           1,848
  Counsel and
  Secretary

---------------

(1) Represents shares of the Company's Class A Common Stock.
(2) "All Other Compensation" for 1995 consists of contributions for the account of each of the Named Executive Officers to the Company's Savings and Investment Plan of $500, and the balance for each of the Named Executive Officers represents premium payments made by the Company on term life insurance policies for such individual's benefit.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the Named Executive Officers:

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING
                                                                  UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/
                                                                  FY-END (#)          SARS AT FY-END ($)
                                SHARES ACQUIRED    VALUE     ---------------------   ---------------------
                                  ON EXERCISE     REALIZED       EXERCISABLE/            EXERCISABLE/
               NAME                 (#)(1)        ($)(1)(2)    UNEXERCISABLE(3)        UNEXERCISABLE(3)
    --------------------------  ---------------   --------   ---------------------   ---------------------
    F. L. Minix...............           0        $      0          150,000/               $  93,750/
                                         0                                0                        0
    D. A. Smith...............        1950A         34,919           27,500/                  85,988/
                                      1950B                          42,900                   22,230
    P. A. Bollinger...........           0               0            7,000/                   7,000/
                                         0                           18,500                   17,250
    D. R. Chapman.............           0               0           21,600/                  43,552/
                                         0                           20,600                   18,000
    R. P. Albright............           0               0           21,800/                 107,628/
                                         0                           11,500                   10,500
    J. F. Osten...............           0               0            8,200/                  17,000/
                                         0                           13,300                   11,250

---------------

(1) Represents the number of shares of the Company's Class A Common Stock and Class B Common Stock, respectively, issued upon exercise of outstanding options during the fiscal year and the aggregate "Value Realized."
(2) "Value Realized" is a hypothetical calculation required by rules of the Securities and Exchange Commission, representing (A) the difference between
     (i) the closing price of the Stock on the New York Stock Exchange on the date of exercise, and (ii) the per-share exercise price of the option, multiplied by (B) the number of shares acquired. None of the shares acquired on exercise were sold by the Named Executive Officer and the profit or loss ultimately realized by the Named Executive Officer will be the difference, if any, between (i) the sale price of the shares when sold and (ii) the exercise price.
(3) Represents the aggregate number of shares of Class A Common Stock and Class B Common Stock covered by unexercised options at fiscal year end, and the aggregate difference between the exercise price and market value thereof at December 31, 1995 based on the closing price for the Class A and Class B shares on the New York Stock Exchange on that date. The upper number relates to options exercisable at fiscal year end and the lower number relates to options which were not exercisable on that date.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options under the Company's 1990 Stock Option Plan during the fiscal year ended December 31, 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE VALUE AT
                                  INDIVIDUAL GRANTS                                              ASSUMED ANNUAL RATES OF
              ----------------------------------------------------------                      STOCK PRICE APPRECIATION FOR
              NUMBER OF SECURITIES                                                                   OPTION TERM(2)
                   UNDERLYING         % OF TOTAL OPTIONS                                -----------------------------------------
                OPTIONS GRANTED      GRANTED TO EMPLOYEES     EXERCISE     EXPIRATION    0%
    NAME             (#)(1)             IN FISCAL YEAR      PRICE ($/SH)      DATE       ($)        5% ($)            10% ($)
------------  --------------------   --------------------   ------------   ----------   -----   --------------     --------------
D. A.
  Smith.....         14,000                  5.74%             $14.75       1/31/2005    $ 0          $129,867           $329,108
P. A.
Bollinger...         11,500                  4.71%             $14.75       1/31/2005      0           106,676            270,339
D. R.
  Chapman...         12,000                  4.92%             $14.75       1/31/2005      0           111,314            282,092
R. P.
 Albright...          7,000                  2.87%             $14.75       1/31/2005      0            64,933            164,554
J. F.
  Osten.....          7,500                  3.07%             $14.75       1/31/2005      0            69,572            176,308
All
Shareholders...                                                                                 $354.2 million(3)  $897.6 million(3)

---------------

(1) Options granted are with respect to the Company's Class A Common Stock and become exercisable twenty percent (20%) each year commencing on the first anniversary of the option grant date.
(2) The "Annual Rates of Stock Price Appreciation" set forth in the table are mandated by the rules of the Securities and Exchange Commission. The Company gives no assurance that these or any other rates of appreciation can or will be achieved over the ten year option term. However, any rates of appreciation that are achieved will benefit all holders of the Company's Common Stock.
(3) Represents the increase in the aggregate market value of the Company's outstanding Class A and Class B Common Stock at December 31, 1995, assuming a 5% and 10% annual rate of appreciation in the respective stock prices over the ensuing ten (10) years.

PENSION PLANS

     The following table indicates estimated annual retirement benefits on a straight line annuity basis payable following retirement at age 65 to participants at the specified compensation and period of service classifications under the Company's defined benefit pension plans:

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                     --------------------------------------------------------------------------
           REMUNERATION                 15         20         25         30         35         40         45
-----------------------------------  --------   --------   --------   --------   --------   --------   --------
$125,000...........................  $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500   $100,000   $112,500
 150,000...........................    45,000     60,000     75,000     90,000    105,000    120,000    135,000
 175,000...........................    52,500     70,000     87,500    105,000    122,500    140,000    157,500
 200,000...........................    60,000     80,000    100,000    120,000    140,000    160,000    180,000
 225,000...........................    67,500     90,000    112,500    135,000    157,500    180,000    202,500
 250,000...........................    75,000    100,000    125,000    150,000    175,000    200,000    225,000
 300,000...........................    90,000    120,000    150,000    180,000    210,000    240,000    270,000
 400,000...........................   120,000    160,000    200,000    240,000    280,000    320,000    360,000
 500,000...........................   150,000    200,000    250,000    300,000    350,000    400,000    450,000
 600,000...........................   180,000    240,000    300,000    360,000    420,000    480,000    540,000
 700,000...........................   210,000    280,000    350,000    420,000    490,000    560,000    630,000
 800,000...........................   240,000    320,000    400,000    480,000    560,000    640,000    720,000

     The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the employees of the Company. The Retirement Plan provides for annual retirement benefits at Normal Retirement Age (65) equal to 2% of the participant's total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Additionally, the Company maintains an unfunded Supplemental Executive Retirement Plan for certain Executive Officers, including all of the Named Executive Officers, to provide benefits that would otherwise be payable under the Retirement Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Credited years of service under the Retirement Plan for Messrs. Minix, Smith, Bollinger, Chapman, Albright and Osten are 44, 23, 35, 15, 28 and 5, respectively.

REPRICING OF STOCK OPTIONS

     The following table provides information concerning the grant of replacement stock options to the Company's Executive Officers under the Company's 1990 Stock Option Plan during the fiscal year ended December 31, 1995. Except for the grant of such replacement options, there have been no other repricing of options or stock appreciation rights held by any Executive Officer during the last 10 fiscal years of the Company.

                           TEN-YEAR OPTION REPRICINGS

                                       NUMBER OF
                                      SECURITIES         MARKET PRICE OF STOCK     EXERCISE PRICE AT
                                  UNDERLYING OPTIONS    AT TIME OF REPRICING OR   TIME OF REPRICING OR
         NAME            DATE     REPRICED OR AMENDED          AMENDMENT               AMENDMENT         NEW EXERCISE PRICE
----------------------  -------   -------------------   -----------------------   --------------------   ------------------
D. A. Smith...........  1/31/95          4,000                  $ 14.75                  $26.13                $14.75
  President and
  Chief Operating
  Officer
P. A. Bollinger.......  1/31/95            500                    14.75                   26.13                 14.75
  former President      1/31/95          5,000                    14.75                   26.13                 14.75
  Risk Management
  Services
D. R. Chapman.........  1/31/95          6,000                    14.75                   26.13                 14.75
  Executive Vice
  President
  Finance
R. P. Albright........  1/31/95          3,000                    14.75                   26.13                 14.75
  President
  Disability
  Management
J. F. Osten...........  1/31/95          3,500                    14.75                   26.13                 14.75
  Senior Vice
  President
  General Counsel and
  Secretary
G. L. Box.............  1/31/95          3,000                    14.75                   26.13                 14.75
  President
  International
  Operations
J. R. Bryant..........  1/31/95          1,000                    14.75                   26.13                 14.75
  President
  Risk Management
  Services
G. N. Cox.............  1/31/95          2,000                    14.75                   26.13                 14.75
  Senior Vice
  President
  Human Resources
L. H. Chase...........  1/31/95          1,500                    14.75                   26.13                 14.75
  Vice President
  Business Process
  Management
J. S. Tatum...........  1/31/95          1,000                    14.75                   26.13                 14.75
  Vice President
  Chief Information
  Officer

                        LENGTH OF ORIGINAL OPTION
                        TERM REMAINING AT DATE OF
         NAME            REPRICING OR AMENDMENT
----------------------  -------------------------
D. A. Smith...........                 7 years
  President and
  Chief Operating
  Officer
P. A. Bollinger.......      6 years, 11 months
  former President                     7 years
  Risk Management
  Services
D. R. Chapman.........                 7 years
  Executive Vice
  President
  Finance
R. P. Albright........                 7 years
  President
  Disability
  Management
J. F. Osten...........                 7 years
  Senior Vice
  President
  General Counsel and
  Secretary
G. L. Box.............                 7 years
  President
  International
  Operations
J. R. Bryant..........                 7 years
  President
  Risk Management
  Services
G. N. Cox.............                 7 years
  Senior Vice
  President
  Human Resources
L. H. Chase...........                 7 years
  Vice President
  Business Process
  Management
J. S. Tatum...........                 7 years
  Vice President
  Chief Information
  Officer

               REPORT OF THE SENIOR COMPENSATION AND STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Senior Compensation and Stock Option Committee (the "Committee") of the Board of Directors, composed of the Directors whose names are listed below this report. The fundamental philosophy of the Committee is to insure that the compensation programs of the Company will attract and retain key executives critical to its long-term success through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value.

     There are three elements in the Company's executive compensation program, all related to individual and Company performance.

     - Base Salary Compensation

     - Annual Incentive Compensation

     - Long-term Incentive Compensation

BASE SALARY COMPENSATION

     The Company has established a comprehensive Wage and Salary Administration Policy. This Policy includes a program for grading each position, including those of the Executive Officers of the Company, to insure internal equity. Additionally, the Policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit increases tied to individual job performance as measured through annual performance reviews. Based on published national surveys, the Company annually establishes merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Generally, the Company is at the midpoint of projected merit salary increases and salary range adjustments as reflected in the national surveys, with some adjustment up or down depending on prior year pre-tax earnings and revenues of the Company. Consistent with the overall merit increase percentage, the Company establishes guidelines for individual salary adjustments based on the individual's performance rating. The Committee reevaluates and sets the salary of the Chief Executive Officer and President on an annual basis. In establishing the base salary for the Chief Executive Officer and President, the Committee looks primarily at the pre-tax earnings and gross revenues of the Company in the preceding fiscal year as compared to the prior fiscal year. It also takes into account unusual circumstances which may have impacted that performance which were not within the control of the Company or Executive Officers, the increases in the base salaries of other employees of the Company, and the Committee's assessment of the personal performance of the Chief Executive Officer and President during the preceding year. For 1995, the Committee increased Mr. Minix's base salary by approximately 7%, to $517,000 per annum. Mr. Smith's 1995 base salary was increased by approximately 13%, to $340,000 per annum to reflect Mr. Smith's assumption of greater responsibilities during the course of 1995 in view of Mr. Minix's announced decision to retire at the end of that year.

ANNUAL INCENTIVE COMPENSATION

     Under the Company's Annual Incentive Compensation Plan, which covers all key employees of the Company, at the beginning of each fiscal year the Committee establishes a pre-tax earnings threshold below which no amounts will be set aside for annual bonuses in that year, as well as targeted pre-tax earnings, the achievement of which would generate a bonus pool equivalent to forty percent (40%) of the aggregate annual base salaries of all participants. For participants other than the Chief Executive Officer and President, individual bonuses are allocated from the bonus pool based primarily on the participant's base salary, adjusted for the performance of the business unit of which he or she is a part in the case of operational participants and performance to budget in case of staff participants, as well as his or her personal performance. The Committee sets the bonus for the Chief Executive Officer and President, based primarily on pre-tax earnings and revenues. For 1995, the Committee awarded bonuses of $200,000 to Mr. Minix and $100,000 to Mr. Smith.

LONG-TERM INCENTIVE COMPENSATION

     The Company's long-term incentive compensation consists of two programs. The first of these is the Company's 1990 Stock Option Plan under which Officers and key employees of the Company are granted options by the Committee to purchase shares of the Company's Class A Common Stock. The exercise price for all options granted is set at the market price of the Company's Class A Common Stock on the date of the option grant and, to the extent permissible under the relevant provisions of the Internal Revenue Code, the options granted under the Plan are statutory "Incentive Stock Options". The Committee has authorized the grant of options under the Plan covering a specified number of shares of the Company's Class A Common Stock to participants on the occasion of their election or appointment to that position or subsequent promotion. Additionally, the Committee typically reviews and acts upon the recommendations of the Chief Executive Officer for the grant of options, on a discretionary basis, annually to the Company's other Officers and key employees. The number of shares of the Company's Class A Common Stock covered by such options is generally based upon the grade level of the Officer or key employee's position, with some adjustment for extraordinary performance, but without regard to the individual's stock ownership or the number of options previously granted. The Committee believes that unexercised options previously granted to Mr. Minix provided sufficient performance incentive for him to enhance shareholder value and has not granted additional options to Mr. Minix since January of 1990. However, during 1994 the Committee extended the term of a previously granted option that was to expire in 1995 to 1998. The Committee awarded Mr. Smith a new option covering 10,000 shares of the Company's Class A Common Stock in January of 1995.

     In reviewing options previously granted under the Company's 1990 Stock Option Plan, it was the Committee's view that those outstanding options at option prices of $25.00 per share and more, which represented a premium in excess of 60% of the then current price of the Company's Class A Common Stock, did not offer an effective incentive to the option holders. Accordingly, in January 1995 the Committee voted to allow all officers and key employees of the Company with outstanding options under the 1990 Stock Option Plan with exercise prices in excess of $25.00 per share to exchange those options for new options at the then current market price of the Class A Common Stock, $14.75 per share. The Committee had not previously repriced any outstanding options. The options surrendered by all Executive Officers are set forth in the "Ten-Year Option Repricings" table set forth above, and the options granted in exchange are set forth both in that table and the "Option Grants in Last Fiscal Year" table, above.

     The second element of the Company's long-term incentive compensation is the Long-Term Executive Bonus Plan for Plan Years 1994-1996 (the "Long-Term Bonus Plan"). Participants in the Long-Term Bonus Plan are the Chief Executive Officer and other senior executive officers of the Company designated by the Chief Executive Officer. The total amount available for distribution to all participants in 1997 under the Long-Term Bonus Plan will be based on the aggregate dollar increase in the Company's audited pre-tax earnings during the three year period ending December 31, 1996 over the audited pre-tax earnings for the year ended December 31, 1993. The amount of the award to the Chief Executive Officer will be at the discretion of the Committee; however, it may not exceed fifty percent (50%) of the total amount available for distribution. Individual awards for all other participants will be at the discretion of the Chief Executive Officer, but no other single participant may receive an award in excess of twenty percent (20%) of the total amount available for distribution. There is no requirement that all available funds be distributed. The Long-Term Bonus Plan further provides, however, that distributions will be deferred to subsequent years to the extent that any such distribution would not be deductible by the Company by virtue of the limitations on deductibility set forth under Section 162(m) of the Internal Revenue Code. Historically, the Company has never paid an Executive Officer aggregate compensation in any one year in excess of the $1 million limit under sec.162(m) of the Internal Revenue Code, except in those years when a long-term bonus has been paid to the Chief Executive Officer.

     J. HICKS LANIER         VIRGINIA C. CRAWFORD         LINDA K. CRAWFORD

              JESSE S. HALL                        CHARLES FLATHER

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Virginia C. Crawford served as a member of the Senior Compensation and Stock Option Committee of the Board of Directors during the past fiscal year. Mrs. Crawford is a Vice President of the Company.

                          STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 1, 1996, as to shares of Class A and Class B Common Stock beneficially owned by each nominee for election as a Director, each of the Named Executive Officers, and all Directors and Executive Officers as a group. As of March 1, 1996, 16,961,861 shares of Class A Common Stock and 17,281,505 shares of Class B Common Stock were outstanding.

                                                                                     PERCENT OF
                                                      AMOUNT AND NATURE OF          TOTAL SHARES
                                                    BENEFICIAL OWNERSHIP(1)        OUTSTANDING(2)
                                                   --------------------------    -------------------
                      NAME                           CLASS A        CLASS B      CLASS A     CLASS B
-------------------------------------------------  -----------    -----------    -------     -------
Virginia C. Crawford(3)..........................    5,574,805      5,624,805      32.9%       32.5%
Dennis A. Smith(4)...............................       38,575         18,775        --          --
Forrest L. Minix(5)..............................      138,011        138,011        --          --
Jesse S. Hall(6).................................        2,800          6,800        --          --
Linda K. Crawford(7).............................    1,907,644      2,604,492      11.2%       15.1%
J. Hicks Lanier(6)...............................        2,025          2,025        --          --
Charles Flather..................................        3,375          3,375        --          --
Jesse C. Crawford(8).............................    2,343,469      2,343,469      13.8%       13.6%
Larry L. Prince(6)...............................          750            750        --          --
John A. Williams.................................           --          1,000        --          --
Paul A. Bollinger(9).............................       12,200         18,385        --          --
Donald R. Chapman(10)............................       37,968         22,568        --          --
Robert P. Albright(11)...........................       16,200         15,333        --          --
Judd F. Osten(12)................................       11,700             --        --          --
All Directors and Executive Officers as a Group
  (20 persons)(13)...............................   10,212,776     10,905,202      60.2%       63.1%

---------------

 (1) Except as otherwise indicated in the following footnotes, the persons possessed sole voting and investment power with respect to all shares set forth opposite their names.

 (2) Except where a percentage is specified, the person's ownership represents less than 1% of the outstanding shares.

 (3) See Note (2) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Virginia C. Crawford include 5,568,304 shares which are held in a trust for Mrs. Crawford under the will of James H. Crawford by SunTrust Bank, Atlanta, a banking subsidiary of SunTrust Banks, Inc. SunTrust Bank, Atlanta has sole voting power with respect to these shares, but they may not be transferred without the consent of Mrs. Crawford, and thus Mrs. Crawford may be deemed to share investment power with respect to such shares and be a "beneficial owner" thereof. Mrs. Crawford has sole voting and investment power with respect to the remaining 6,501 shares of Class A Common Stock owned by her.

 (4) Includes 26,750 shares of Class A Common Stock and 6,950 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1996.

 (5) Includes 75,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1996.

 (6) Mr. Hall is a former Executive Vice President, responsible for Trust and Investment Management activities, of SunTrust Banks, Inc. Mr. Lanier and Mr. Prince are directors of SunTrust Bank of Georgia, Inc., a subsidiary of SunTrust Banks, Inc. Messrs. Hall, Lanier and Prince disclaim any

                                                (footnotes continued on page 11)
     beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in the table. See "Information With Respect to Certain Business Relationships" and "Security Ownership of Certain Beneficial Owners."

 (7) See Notes (5), (6), and (7) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Linda K. Crawford include 1,155,562 shares which are held in four trusts for the benefit of two daughters of Linda K. Crawford. Under the terms of two of these trusts, holding an aggregate of 258,140 shares of Class A Common Stock, Linda K. Crawford and another individual share investment power. Under two of these trusts, holding an aggregate of 897,422 shares of Class A Common Stock, Linda Crawford has sole voting authority but has no investment authority. Linda K. Crawford disclaims any beneficial interest in any of the shares of Class A Common Stock held in these trusts. Included in the shares shown as beneficially owned by Linda K. Crawford are 700,614 shares of Class A Common Stock held in trust for her benefit. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. In addition to the above, Linda K. Crawford has sole voting and investment power with respect to 51,468 shares of Class A Common Stock shown as beneficially owned by her.

 (8) See Note (3) to the table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 62,499 shares held by SunTrust Banks, Inc. under a trust established with SunTrust Bank, Atlanta for the benefit of Mr. Crawford's minor son. Mr. Crawford has sole voting power and shares investment power with respect to these shares. Mr. Crawford disclaims any beneficial interest in any of these shares.

 (9) Includes 11,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 1996.

(10) Includes 20,900 shares of Class A Common Stock and 5,500 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1996.

(11) Includes 16,200 shares of Class A Common Stock and 8,900 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1996.

(12) Includes 11,700 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 1996.

(13) Includes 7,129,204 shares of Class A Common Stock and 8,213,827 shares of Class B Common Stock as to which voting or investment power is shared; 253,300 shares of Class A Common Stock and 184,000 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1996; and 1,244,301 shares of Class A Common Stock and 1,696,849 shares of Class B Common Stock as to which beneficial ownership is disclaimed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known to the Company to be the "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of March 1, 1996.

                                                                                     PERCENT OF
                                                       AMOUNT AND NATURE OF         TOTAL SHARES
                    NAME AND ADDRESS                   BENEFICIAL OWNERSHIP         OUTSTANDING
    -------------------------------------------------  --------------------         ------------
    SunTrust Banks, Inc..............................      7,637,485(1)(2)(3)           44.2%
      One Park Place, N.E.
      Atlanta, Georgia 30303
    Virginia C. Crawford.............................      5,624,805(2)                 32.5%
      1865 River Forest Road, N.W.
      Atlanta, Georgia 30327
    Wachovia Corporation.............................      2,601,536(4)(5)(6)(7)        15.1%
      191 Peachtree St., N.E.
      Atlanta, Georgia 30303
    Linda K. Crawford................................      2,604,492(5)(6)(7)           15.1%
      1198 Longcourte Dr., N.W.
      Atlanta, Georgia 30327
    Jesse C. Crawford................................      2,343,469(3)                 13.6%
      Crawford Communications, Inc.
      532 Armour Circle, N.E.
      Atlanta, Georgia 30324
    Frank L. Wilson, III.............................      2,316,469(8)                 13.4%
      230 Peachtree St., N.W.
      Atlanta, Georgia 30303

---------------

(1) The shares are held by one or more bank subsidiaries of SunTrust Banks of Georgia, Inc., SunTrust Banks of Florida, Inc., and/or SunTrust Banks of Tennessee, Inc., subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. SunTrust Bank, Atlanta has sole voting power with respect to 7,566,376 of such shares. SunTrust Bank, Atlanta has sole investment power with respect to 1,977,060 of such shares and shares investment power with respect to 5,631,815 of such shares. SunTrust Bank, Nashville, N.A. has sole voting power with respect to 8,610 of such shares, and sole investment power with respect to 2,250 of such shares. As the corporate parents of SunTrust Bank, Atlanta and SunTrust Bank, Nashville, N.A., SunTrust Banks of Georgia, Inc., SunTrust Banks of Tennessee, Inc., and SunTrust Banks, Inc. may also be deemed to be beneficial owners of shares held by SunTrust Bank, Atlanta and SunTrust Bank, Nashville, N.A. SunTrust Banks of Georgia, Inc., SunTrust Bank, Atlanta, SunTrust Bank, Nashville, N.A., SunTrust Banks of Tennessee, Inc., and SunTrust Banks, Inc. disclaim any beneficial interest in any such shares.

(2) The shares shown as beneficially owned by SunTrust Banks, Inc. and Virginia
     C. Crawford include 5,568,304 shares which are held in a trust for Mrs. Crawford under the will of James H. Crawford by SunTrust Bank, Atlanta, a banking subsidiary of SunTrust Banks, Inc. SunTrust Bank, Atlanta has sole voting power with respect to these shares, but the shares may not be transferred without the consent of Mrs. Crawford, and thus Mrs. Crawford may be deemed to share investment power with respect to such shares and be a "beneficial owner" thereof. Mrs. Crawford has sole voting and investment power with respect to the remaining 56,501 shares shown as beneficially owned by her.

                                                (Footnotes continued on page 13)

(3) The shares shown as beneficially owned by Jesse C. Crawford and SunTrust Banks, Inc. include 62,499 held by SunTrust Banks, Inc. under a trust established with SunTrust Bank for the benefit of Mr. Crawford's minor son. Mr. Crawford shares investment power and has sole voting power over such 62,499 shares and Mr. Crawford and SunTrust Banks, Inc. disclaim any beneficial interest in any of these shares.

(4) All of the shares are held for the benefit of various clients, including shares held in trusts for the benefit of Linda K. Crawford and her daughters. Wachovia Bank of Georgia, a banking subsidiary of Wachovia Corporation, has shared voting power with respect to 266,555 of such shares. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares.

(5) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 266,555 shares which are held in two trusts established for the benefit of two children of Robert C. Crawford. Under the terms of these trusts, Wachovia Bank of Georgia and another individual share voting power with respect to the shares held by such trusts, and Linda K. Crawford and another individual share investment power with respect thereto. Linda
     K. Crawford disclaims any beneficial interest in any of these shares held in trust.

(6) Included in the shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation are 921,850 shares which are held in trust for the benefit of Linda K. Crawford. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares. Linda K. Crawford has sole voting and investment power with respect to 51,468 shares shown as beneficially owned by her.

(7) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 1,364,619 shares which are held in three trusts for the benefit of two children of Linda K. Crawford, all of which shares are held in trusts under which Wachovia Bank of Georgia and Frank L. Wilson, III are co-trustees, under the terms of which trusts Linda K. Crawford has sole voting power and Wachovia Bank of Georgia and Frank L. Wilson, III share investment power. Linda K. Crawford disclaims any beneficial interest in any of these shares held in Trust.

(8) The shares shown as beneficially owned by Frank L. Wilson, III are all shares held in trusts for the benefit of Linda K. Crawford or the daughters of Linda K. Crawford, with respect to which Frank L. Wilson, III is a trustee. Frank L. Wilson, III disclaims any beneficial interest in any of the shares held in these trusts.

           INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS

     SunTrust Banks, Inc., through its banking subsidiaries (collectively, the "Banks"), hold 7,637,485 shares of Class B Common Stock of the Company. See "Stock Ownership Information -- Security Ownership of Certain Beneficial Owners." The Banks exercise voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. The Company also maintains a normal commercial banking relationship with the Banks. SunTrust Bank, Atlanta serves as trustee for the Crawford & Company Retirement Plan, the Crawford & Company Employee Disability Income Plan, the Crawford & Company Employee Medical Benefit Plan, and the Crawford & Company Stock Purchase Plan.

                 FIVE YEAR COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative return on the Company's Class B Common Stock against the cumulative total return on (i) the Standard & Poors Composite 500 Stock Index and (ii) the Standard & Poors
Insurance -- Property and Casualty Index for the five year period commencing December 31, 1990 and ended December 31, 1995:

                                   [GRAPH]

                                                                    S&P Property
                                  Crawford &                          Casualty
      Measurement Period            Company       S&P 500 Index   Insurance Index
    (Fiscal Year Covered)          (Class B)
1990                                    100.00          100.00          100.00
1991                                    168.58          130.47          125.19
1992                                    150.82          140.41          146.61
1993                                    103.30          154.56          144.02
1994                                    107.43          156.60          151.07
1995                                    112.87          215.45          204.54

---------------

This total shareholders return model assumes reinvested dividends.
Prepared by Standard & Poor's Compustat Services, a division of McGraw-Hill,
Inc.

             PROPOSAL TO APPROVE 1996 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF PLAN

     On January 30, 1996, the Board of Directors adopted the Crawford & Company 1996 Employee Stock Purchase Plan (the "1996 Plan"), in the form attached hereto as Appendix "A" covering one million (1,000,000) shares of the Company's Class A Common Stock. The purpose of the 1996 Plan is to give all Eligible Employees (as defined) the opportunity to purchase shares of Class A Common Stock of the Company on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in the Company. As of March 1, 1996, there were approximately 5,600 Eligible Employees.

     Eligible Employees who elect to be Participants will designate an amount (not less than $240 nor more than $21,000) which will be deducted from their pay during the year-long Purchase Period. Participants may decrease (but not increase) their payroll deductions under the Plan once during each Purchase Period and may terminate their status as a Participant at any time on or before the last day of the Purchase Period. Each Participant's payroll deductions during the Purchase Period will be utilized after the close of the Purchase Period to purchase shares of Class A Common Stock at the Option Price. Any balance of payroll deductions will be returned to the Participant. The Option Price for any Purchase Period is eighty-five percent (85%) of the lesser of the closing price of Class A Common Stock (as reported in The Wall Street Journal) on (A) the first day of the Purchase Period or (B) the last day of the Purchase Period.

     The number of shares of Class A Common Stock and the Option Price are subject to adjustment in the event of the payment of stock dividends, stock splits or certain other capital adjustments. The number of shares of Class A Common Stock which may be purchased by any Participant is also subject to pro rata adjustment in the event that there are an insufficient number of shares of Class A Common Stock available for issuance under the Plan to all Participants.

     Currently, the Company has an employee stock purchase plan, administered by SunTrust Bank, Atlanta, pursuant to which eligible employees may purchase shares of Class A Common Stock in open market purchases on a monthly basis through payroll deductions. Purchases under this plan are at the prevailing market price at the time of the purchase of the shares. If the shareholders approve the 1996 Plan, it is the Company's intent to terminate the current plan immediately preceding the start of the first Purchase Period under the 1996 Plan.

FEDERAL INCOME TAX CONSIDERATIONS

     The 1996 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of sec.423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Under the Internal Revenue Code, any United States employee who elects to participate in the 1996 Plan and who is employed by the Company or a covered subsidiary at the beginning of a Purchase Period and who is continuously employed thereafter by the Company or any of its subsidiaries for the period ending three (3) months before the date of payment in full of the purchase price for shares acquired under the 1996 Plan does not realize income at the time of the offering or when the shares of Class A Common Stock which he or she purchased are transferred to him or her.

     If any such employee disposes of shares transferred to him or her under the 1996 Plan after two (2) years from the date of the offering of such shares or after one (1) year after the date of the transfer of such shares to him or her, or in the event of the employee's death (whenever occurring) while owning such shares, the employee is required to include as compensation in his or her gross income for the taxable year in which the date of such disposition falls or for the taxable year closing with his or her death, whichever applies, an amount equal to the lesser of (A) the excess of the fair market value of such shares at the time of the disposition or death over the purchase price or (B) the excess of the fair market value of such shares at the time of the offering over the purchase price. In the case of such a disposition only (not death), the employee's basis in such shares in his or her hands at the time of such disposition is increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition is long-term capital gain or loss. In the case of such disposition or the employee's death, neither the Company nor the subsidiary by which the employee is employed is entitled to any deduction from income.

     If any such employee disposes of such shares within the two (2) year or one
(1) year periods, the employee is required to include in income as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares in his or her hands at the time of disposition is increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition is capital gain or loss, either short-term or long-term, depending on his or her holding period for such shares. In the event of a disposition within such two year or one year periods, the Company (or the subsidiary by which the employee is employed) is entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition in the year of such disposition.

     If, for any reason, an employee who acquires shares under the 1996 Plan does not qualify for the special treatment under the Internal Revenue Code described above, he or she will not realize income at the time of the offering, but will realize income as compensation at the time of the transfer of the shares from the Company to the employee under the 1996 Plan for that taxable year in an amount equal to the excess of the fair market value of such shares at the time of the transfer of such shares to him or her over the purchase price. The employee's basis in such shares in his or her hands will be increased by an amount equal to the amount so includable in his or her income as compensation. Any capital gain or loss, either short-term or long-term depending on his or her holding period of such shares at the time of a subsequent disposition, would be computed with reference to such adjusted basis. The Company (or the subsidiary by which the employee is employed) is entitled to a deduction from income equal to the amount the employee is required to include in income as compensation.

     In the case of an employee who is a citizen of the United States employed abroad, all or a portion of income in the nature of compensation (but not capital gain) may, under certain circumstances, be excludable from U.S. income under sec.911 of the Internal Revenue Code.

SHAREHOLDER APPROVAL

     Under its terms, options granted under the 1996 Plan shall be automatically null and void if the shareholders of the Company fail to approve the adoption of the 1996 Plan prior to January 30, 1997. Proxies solicited by the Board of Directors will be voted in favor of this proposal, unless the shareholders specify in their Proxies a contrary choice. Approval shall be by a majority of shares voting. Abstentions, including broker non-votes, will not be counted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected by the Audit Committee to serve as auditors for the Company in 1996. If approved by the Class B Common Stock shareholders, the Company will appoint Arthur Andersen LLP as auditors of the Company for 1996. Should the shareholders not approve the selection of Arthur Andersen LLP, the Board of Directors of the Company will seek other auditors. Representatives of Arthur Andersen LLP will be present at the meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR 1996.

                                   FORM 10-K

     The Crawford & Company Annual Report on Form 10-K for 1995, filed with the Securities and Exchange Commission, is available free of charge upon written request to the Secretary, Crawford & Company, P.O. Box 5047, Atlanta, Georgia 30302.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 1997 Annual Meeting of the Shareholders must be received by the Company no later than November 22, 1996 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held on April 25, 1995 will be presented to the meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph or by mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company's Class A or Class B Common Stock.

March 21, 1996

                                                                      APPENDIX A

                               CRAWFORD & COMPANY

                       1996 EMPLOYEE STOCK PURCHASE PLAN

SEC.1.  PURPOSE

     The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Crawford and each Subsidiary in the belief that such ownership will increase his or her interest in the success of Crawford and will provide an additional incentive for him or her to remain in the employ of Crawford or such Subsidiary. Crawford intends that this Plan constitute an "employee stock purchase plan" within the meaning of sec.423 of the Code and further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

SEC.2.  DEFINITIONS

     2.1. The term Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

     2.2. The term Authorization shall mean the Participant's election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Offering Period in order to participate in this Plan for the related Purchase Period.

     2.3. The term Beneficiary shall mean the person designated as such in accordance with sec.14.

     2.4.  The term Board shall mean the Board of Directors of Crawford.

     2.5. The term Code shall mean the Internal Revenue Code of 1986, as amended.

     2.6. The term Committee shall mean the Senior Compensation and Stock Option Committee of the Board.

     2.7. The term Crawford shall mean Crawford & Company, a corporation incorporated under the laws of the State of Georgia, and any successor to Crawford.

     2.8. The term Disability shall mean a condition which the Plan Administrator in his or her discretion determines should be treated as a total and permanent disability under sec.22(e)(3) of the Code.

     2.9. The term Eligible Employee shall mean each employee of Crawford or a Subsidiary except:

          (a) an employee who has completed less than one full and continuous year of employment as an employee of Crawford or such Subsidiary;

          (b) an employee who customarily is employed 20 hours or less per week by Crawford or such Subsidiary;

          (c) an employee who (after completing at least one full and continuous year of employment as an employee of Crawford or such Subsidiary) customarily is employed for not more than five (5) months in any calendar year by Crawford or such Subsidiary; and

          (d) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Crawford based on the rules set forth in sec.423(b)(3) and sec.424 of the Code.

     An Employee's continuous employment by Crawford or by a Subsidiary shall not be treated as interrupted by a transfer directly between Crawford and any Subsidiary or between one Subsidiary and another Subsidiary.

     2.10. The term Exercise Date shall mean for each Purchase Period the last day of such Purchase Period.

     2.11. The term Offering Period shall mean a period which (i) shall be set by the Committee, (ii) shall end before the beginning of the related Purchase Period and (iii) shall continue for no more than thirty (30) days.

     2.12. The term Option Price shall mean, for each Purchase Period, eighty-five percent (85%) of the lesser of the closing price for a share of Stock on (A) the first day of the Purchase Period, or (B) the Exercise Date, as such closing prices are accurately reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, any similar trade publication selected by the Committee or, if the Committee makes no such selection, as such closing price is determined in good faith by the Committee; provided, if no closing price is so accurately reported for any such day, the closing price for such day shall be deemed to be the last closing price for a share of Stock which was so accurately reported before such day.

     2.13. The term Participant shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in sec.7 of this Plan for such Purchase Period.

     2.14. The term Participating Employer shall for each Participant, as of any date, mean Crawford or a Subsidiary, whichever employ such Participant as of such date.

     2.15. The term Plan shall mean this Crawford & Company 1996 Employee Stock Purchase Plan as effective as of the date set forth in sec.3 and as thereafter amended from time to time.

     2.16. The term Plan Administrator shall mean the person or persons appointed by the Committee to administer this Plan.

     2.17. The term Purchase Period shall mean a twelve (12) consecutive month period which shall begin on a date (within the fifteen (15) day period which immediately follows the end of the related Offering Period) set by the Committee on or before the beginning of the related Offering Period.

     2.18. The term Retirement shall mean a termination of employment after reaching at least age 55 and completing at least ten (10) years of continuous employment with Crawford or a Subsidiary (where such continuous employment shall be determined using the same rules used to determine whether an employee is an Eligible Employee).

     2.19. The term Stock shall mean the $1.00 par value Class A Common Stock of Crawford.

     2.20. The term Subsidiary shall mean each entity which is a subsidiary of Crawford for the purposes of sec.424(f) of the Code, and which the Committee designates as eligible to participate in the Plan.

SEC.3.  EFFECTIVE DATE

     This Plan shall be first effective as of January 30, 1996. However, if any options are granted under this Plan under sec.9 before the date the shareholders of Crawford (acting at a duly called meeting of such shareholders) are treated under sec.423(b)(2) of the Code as having approved the adoption of this Plan, such options shall be granted subject to such approval and if such shareholders fail to approve such adoption before the first anniversary of such effective date, all such options automatically shall be null and void.

SEC.4.  OFFERINGS

     Options to purchase shares of Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of the Committee; provided, however, there shall be no more than one Offering Period in effect at any time and no more than one Purchase Period in effect at any time.

SEC.5.  STOCK AVAILABLE FOR OPTIONS

     There initially shall be one million (1,000,000) shares of Stock available for purchase from Crawford upon the exercise of options granted under sec.9 of this Plan. Any shares of Stock which are subject to options granted under this Plan but which are not purchased on the related Exercise Date shall again become available under this Plan.

SEC.6.  ADMINISTRATION

     The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.

SEC.7.  PARTICIPATION

     Each employee who will be an Eligible Employee on the last day of an Offering Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if

          (1) he or she properly completes in writing and files an Authorization with the Plan Administrator on or before the last day of such Offering Period to purchase shares of Stock pursuant to an option granted under sec.9, and

          (2) he or she remains an Eligible Employee through the first day of the Purchase Period.

     An Authorization shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with sec.8) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under sec.9 and designating a Beneficiary. A Participant's status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Account had been withdrawn under sec.12 or sec.13 or the purchases and distributions contemplated under sec.10 or sec.13 with respect to his or her Account have been completed, whichever comes first.

SEC.8.  PAYROLL DEDUCTIONS

     (a) Initial Authorization. Each Participant's Authorization made under sec.7 shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation with respect to each pay day during the Purchase Period for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under sec.9, provided

          (1) the total of such dollar amount for the Purchase Period shall not be less than $240.00, and

          (2) the total of such dollar amount for the Purchase Period shall not be more than $21,000.00.

     (b) Subsequent Authorization. A Participant shall have the right to make one amendment to an Authorization after the end of an Offering Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Plan Administrator actually receives such amended Authorization.

     (c) Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by Crawford, by Crawford's agent or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of Crawford or any such Subsidiary, and each Participant's right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. Crawford, Crawford's agent or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

     (d) No Cash Payments. A Participant may not make any contributions to his or her Account except through payroll deductions made in accordance with this sec.8.

     (e) Priority and Insufficiency. Payroll deductions under this Plan will be subordinate to all liens, garnishments, required taxes and deductions under other Crawford employee benefit plans. If there are not sufficient funds in any payroll period to satisfy the Authorization, the payroll deduction for that period only will be reduced accordingly. In no event will the payroll deduction in subsequent payroll periods be increased above that specified in the relevant Authorization.

SEC.9.  GRANTING OF OPTION

     (a) General Rule. Subject to sec.9(b) and sec.9(c), each Participant for a Purchase Period automatically shall be granted by operation of this Plan an option, exercisable on the Exercise Date, to purchase the number of shares of Stock (rounded down to the nearest whole number) determined by dividing (A) the total payroll deductions credited to the Participant's Account through the Exercise Date by (B) eighty-five percent (85%) of the closing price for a share of Stock on the first day of the Purchase Period, as such closing price is determined in accordance with sec.2.12. Each such option shall be exercisable only in accordance with the terms of this Plan.

     (b) Available Shares of Stock. If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the shares which Participants have elected to purchase through effective Authorizations, then each Participant's option to purchase shares of Stock for such Purchase Period shall be reduced to equal the number of shares of Stock (rounded down to the nearest whole number) which the Plan Administrator shall determine by multiplying (A) the number of shares of Stock for which such Participant would have been granted an option under sec.9(a) if sufficient shares were available by (B) a fraction, (i) the numerator of which shall be the number of shares of Stock available for options for such Purchase Period and (ii) the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under sec.9(a) if sufficient shares were available.

     (c) Limit on Number of Shares of Stock. The number of shares of Stock determined in accordance with sec.9(a) or sec.9(b) to be issued to any Participant upon the exercise of an option granted under this Plan shall be reduced to the extent necessary such that after issuance of such shares of Stock the Participant shall own less than 5% of the total combined voting power or value of all classes of stock of Crawford, based on the rules set forth in sec.423(b)(3) and sec.424 of the Code.

SEC.10.  EXERCISE OF OPTION

     (a) General Rule. Unless a Participant files an amended Authorization under sec.10(b) or sec.12 on or before the Exercise Date for a Purchase Period, his or her option shall be exercised automatically in full on such Exercise Date.

     (b) Partial Exercise. A Participant may file an amended Authorization under this sec.10(b) with the Plan Administrator on or before an Exercise Date to elect, effective as of such Exercise Date, to exercise his or her option for a specific number of whole shares of Stock, which may not exceed the number of shares of Stock determined in accordance with sec.9.

     (c) Payment. Upon exercise of an option, each Participant's Account shall be debited in an amount equal to (A) the Exercise Price multiplied by (B) the number of shares of Stock for which his or her option is being exercised. Each Subsidiary shall cause such payment to be remitted to Crawford as soon as practicable following the Exercise Date.

     (d) Automatic Refund. If a Participant's Account has a remaining balance after his or her option has been exercised, such balance shall be refunded to the Participant in cash (without interest) as soon as practicable following such Exercise Date.

SEC.11.  DELIVERY

     A stock certificate representing any shares of Stock purchased upon the exercise of an option under this Plan shall be delivered to a Participant in (i) his or her name or, if the Participant so directs on his or her Authorization filed with the Plan Administrator on or before the Exercise Date for such option and if permissible under applicable law, (ii) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person.

SEC.12.  VOLUNTARY ACCOUNT WITHDRAWAL

     A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with the Plan Administrator on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period.

SEC.13.  TERMINATION OF EMPLOYMENT

     (a) Death, Disability or Retirement. If a Participant's employment by Crawford or a Subsidiary terminates as a result of his or her death, Disability or Retirement on or before the Exercise Date, and if such Participant or, in the event he or she dies, his or her Beneficiary timely makes an irrevocable election in writing under this sec.13(a), such person shall have the right

          (1) to withdraw the Participant's entire Account in cash (without interest), or

          (2) to apply the Participant's entire Account to purchase whole shares of Stock at the Option Price for such Purchase Period as of the related Exercise Date.

     Any election made under this sec.13(a) shall be irrevocable and shall be timely only if actually delivered to the Plan Administrator on or before the earlier of (i) the Exercise Date for such Purchase Period or (ii) the last day of the three (3) consecutive months period which begins on the last day the Participant was an Eligible Employee. If no timely election is made under this sec.13(a), a Participant shall be deemed to have elected the cash alternative set forth in sec.13(a)(1). If the purchase alternative set forth in sec.13(a)(2) is elected, the certificate representing the shares of Stock purchased shall be delivered as soon as administratively practicable to the Participant or, in the event he or she dies, to his or her Beneficiary. If a Participant's Account has a remaining balance after his or her option has been exercised under this sec.13(a), such balance automatically shall be refunded to the Participant, or in the event he or she dies, to his or her Beneficiary in cash (without interest) as soon as practicable after such exercise.

     (b) Other Terminations. Except as provided in sec.13(c), if a Participant's status as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever other than his or her death, Disability or Retirement, his or her Account automatically shall be distributed as if he or she had elected to withdraw his or her Account in cash under sec.12 immediately before the date his or her employment had so terminated.

     (c) Transfers. If a Participant is transferred directly between his or her Participating Employer and another Participating Employer while he or she has an Authorization in effect, such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect. If a Participant is transferred between his or her Participating Employer and another entity (other than a Participating Employer) in which Crawford has, directly or indirectly, a twenty percent (20%) or greater equity interest, his or her payroll deductions shall automatically terminate upon the effective date of such transfer as if he or she had so amended his or her Authorization pursuant to sec.8(c), but he or she may continue as a Participant for the relevant Purchase Period only.

SEC.14.  DESIGNATION OF BENEFICIARY

     A Participant shall designate on his or her Authorization a beneficiary (1) who shall act on his or her behalf if the Participant dies before the end of a Purchase Period and (2) who shall receive the Stock, if any, and cash, if any, to the Participant's credit under this Plan if the Participant dies after the end of a Purchase Period but before the delivery of the certificate representing such shares of stock, if any, and the cash, if any, to his or her credit in such Account. Such designation may be revised in writing at any time by the Participant by filing an amended Authorization, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Authorization. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last know mailing address, the whereabouts of the person so designated are unknown, then the Participant's Beneficiary shall be determined by the Plan Administrator in accordance with the Participant's will or the applicable laws of descent and distribution.

SEC.15.  TRANSFERABILITY

     Neither the balance credited to a Participant's Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Plan Administrator in its absolute discretion may treat any such action as an election by a participant to withdraw the balance credited to his or her Account in accordance with sec.12. A Participant's right, if any, to transfer any interest in this Plan at his or her death shall be determined exclusively under sec.13 and sec.14.

SEC.16.  ADJUSTMENT

     The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the related Option Price and the number of shares of Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of Crawford, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of sec.424(a) of the Code) the number of shares of Stock available under this Plan and the number of shares of Stock covered by options granted under this Plan and the related Option Prices in the event of any corporate transaction described in sec.424(a) of the Code. If any adjustment under this sec.16 would create a fractional share of Stock or a right to acquire a fractional share, such fractional share shall be disregarded and the number of shares of Stock subject to each option granted pursuant to this Plan shall be the next lower number of whole shares of Stock, rounding all fractions downward. An adjustment made under this sec.16 by the Board shall be conclusive and binding on all affected persons.

SEC.17.  SECURITIES REGISTRATION

     If Crawford shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes, any shares of Stock with respect to which an option shall have been exercised under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, Crawford shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, Crawford whenever required shall register shares of Stock for which such option is exercised under the Securities Exchange Act of 1934, as amended, and shall make prompt application for the listing on such national exchange of such shares, all at the expense of Crawford.

SEC.18.  AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with sec.423 of the Code and the laws of the State of Georgia, and any such amendment shall be subject to the approval of Crawford's shareholders to the extent such approval is required under sec.423 of the Code or the laws of the State of Georgia or to the extent such approval is required to meet the security holder approval requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. However, no provision of this Plan shall be amended more than once every six (6) months if amending such provisions more frequently would result in the loss of an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (i) each Participant consents in writing to such modification, amendment or cancellation, (ii) such modification only accelerates the Exercise Date for the related Purchase Period or (iii) the Board acting in good faith deems that such action is required under applicable law.

SEC.19.  NOTICES

     All Authorizations and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified to the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of such Authorizations and communications.

SEC.20.  EMPLOYMENT

     No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Crawford or any subsidiary of Crawford, including a Subsidiary. No Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.

SEC.21.  HEADINGS, REFERENCES AND CONSTRUCTION

     The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (sec.) in this Plan shall be to sections (sec.) of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.

                                          CRAWFORD & COMPANY

                                          By:

                                          Title:

                                                                   APPENDIX B

                               CRAWFORD & COMPANY
                                     PROXY
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1996. THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned hereby appoints D. A. Smith, D. R. Chapman and J. F. Osten, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia on April 18, 1996 at 2:00 P.M., and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

1. Proposal to elect the ten (10) nominees listed below as Directors (except as indicated to the contrary below).

  / / FOR all nominees listed below                  / / WITHHOLD AUTHORITY to
      vote for all nominees listed below
    (except as indicated to the contrary)

  NOMINEES: V. C. Crawford, Smith, Minix, Lanier, Flather, Hall, L. K. Crawford,
  J. C. Crawford, Prince, Williams.
  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of nominee in the space provided below)

--------------------------------------------------------------------------------

2. Proposal to approve the adoption of the 1996 Employee Stock Purchase Plan.

               / / FOR          / / AGAINST          / / ABSTAIN

3. Proposal to approve the appointment of Arthur Andersen LLP as auditors of the Company for the 1996 fiscal year.

               / / FOR          / / AGAINST          / / ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED,
                    WILL BE VOTED "FOR" THE ABOVE PROPOSALS.

                          (Continued on Reverse Side)

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 21, 1996.

                                                Dated:                    , 1996
                                                      --------------------

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                IMPORTANT: Please date this
                                                Proxy and sign exactly as your
                                                name or names appear hereon. If
                                                shares are held jointly,
                                                signatures should include both
                                                names. Executors,
                                                administrators, trustees,
                                                guardians and others signing in
                                                a representative capacity,
                                                please give your full title. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.